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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement No. 33-21837 on Form S-3 of our report dated August 26, 1994 on the financial statements as of June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994 included in the Annual Report on Form 10-K of American Southwest Financial Corporation.





                                                   KENNETH LEVENTHAL & COMPANY

Phoenix, Arizona
September 22, 1994

                                  Exhibit 23.